Registration No. 333-256338

As filed with the Securities and Exchange Commission on February 6, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cincinnati Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	84-2848636
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6581 Harrison Avenue
Cincinnati, Ohio 45247
(Address of Principal Executive Offices)

Cincinnati Bancorp, Inc. 2021 Equity Incentive Plan
(Full Title of the Plan)

Robert A. Bedinghaus	Copies to:
Chairman and Chief Executive Officer	Thomas P. Hutton, Esq.
Cincinnati Bancorp, Inc.	Victor L. Cangelosi, Esq.
6581 Harrison Avenue	Luse Gorman, PC
Cincinnati, Ohio 45247	5335 Wisconsin Ave., N.W., Suite 780
(513) 574-3025	Washington, DC 20015-2035
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)	(202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

Cincinnati Bancorp, Inc. (the “Company”) is a savings and holding company, and the class of securities to which this Registration Statement on Form S-8 (File No. 333-256338) (the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under the Cincinnati Bancorp, Inc. 2021 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on February 6, 2023.
CINCINNATI BANCORP, INC.
By:	/s/ Robert A. Bedinghaus
Robert A. Bedinghaus
Chairman and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title(s)	Date

/s/ Robert A. Bedinghaus	Chief Executive Officer and Chairman of the Board	February 6, 2023
Robert A. Bedinghaus	(Principal Executive Officer)

/s/ Herbert C. Brinkman*	Chief Financial Officer and Treasurer	February 6, 2023
Herbert C. Brinkman	(Principal Financial and Accounting Officer)

/s/ Harold L. Anness*	Director	February 6, 2023
Harold L. Anness

/s/ Stuart H. Anness, M.D.*	Director	February 6, 2023
Stuart H. Anness, M.D.

/s/ Andrew J. Nurre*	Director	February 6, 2023
Andrew J. Nurre

/s/ Charles G. Skidmore*	Director	February 6, 2023
Charles G. Skidmore

/s/ Philip E. Wehrman*	Director	February 6, 2023
Philip E. Wehrman

*  Pursuant to a Power of Attorney dated May 20, 2021, contained on the signature page to the Registration Statement on Form S-8 filed by Cincinnati Bancorp, Inc. on May 20, 2021.